                                                                   Exhibit 10.38


                   INDEPENDENT SALES REPRESENTATIVE AGREEMENT

     THIS INDEPENDENT SALES REPRESENTATIVE AGREEMENT ("Agreement") is made and entered into effective April 1, 2001 ("Effective Date") by and between Mentor Medical Inc., a Delaware corporation ("Mentor") and Tim Kain ("Sales Representative").

     WHEREAS, Mentor sells and distributes healthcare products, both nationally and internationally;

     WHEREAS, Sales Representative is engaged in the business of marketing such products and desires to continue as a marketing representative for certain Mentor Products (as defined below) in the Territory (as defined below);

     WHEREAS, Mentor and Sales Representative are parties to that certain Independent Sales Representative Agreement dated April 1, 1998, which will terminate as of the Effective Date of this Agreement; and

     WHEREAS, Mentor desires to engage Sales Representative for the purpose of soliciting and procuring orders with respect to certain of its Products in the Territory.

     NOW, THEREFORE, the parties agree as follows;

     1. Appointment, Territory and Base Amounts.

         a. Mentor hereby appoints Sales Representative for the term of this Agreement as, and Sales Representative hereby agrees to act for Mentor as a manufacturer's representative for the Products within the territory described in Schedule A (the "Territory"), subject to all of the terms and conditions of this Agreement. Except as expressly allowed by Mentor in writing, Sales Representative agrees not to solicit orders, procure orders or otherwise act as Mentor's representative with respect to any Products or establish or allow any office to do so unless such office is located within the Territory and all such activity is conducted solely within the Territory. Sales Representative may solicit and procure orders for Products only from customers within the Territory located and taking delivery within the Territory.

         b. In consideration for the covenants of Sales Representative contained herein, Mentor will pay Sales Representative, within fifteen (15) days after the end of each fiscal month during the term hereof, a commission equal to a percentage (as specified in Schedule B) of the Revenues (as define below) actually collected by Mentor (and not subject to refund or other contingency) on account of shipments on bona fide firm orders acceptable to Mentor procured by and forwarded to Mentor by Sales Representative or Sales Representative's exclusive customers or accounts ("Orders"). Sales Representative's tax identification number is 061337674.

         c. Sales Representative is responsible for generating Revenues to Mentor of at least the amounts listed on Schedule B ("Base Amounts"). "Revenues" means Orders submitted by Sales Representative net of Deductions and Allowances as deigned and specified in Schedule C. If Sales Representative fails to meet these Base Amounts, he/she shall be in material breach of this Agreement. No later than May 1 of each year, Mentor shall provide Sales Representative with a new yearly plan.

         d. Nothing in this Agreement shall be construed as limiting in any manner Mentor's marketing or distribution activities or its appointment of other dealers, distributors, licensees, agents or representatives of any kind in the Territory.

     2. Products.

     The products covered by this Agreement ("Products") are those products listed on Mentor's then-current Price List (the current version of which is attached as Schedule D hereto), subject to any updates, enhancements and new versions which are substantially similar thereto and which are marketed under the same model number and product nomenclature. Mentor reserves the right to change prices or change or modify the design of or discontinue any of the Products at any time or to add Products at any time.

     3. Warranty Disclaimer.

     MENTOR MAKES NO WARRANTIES TO SALES REPRESENTATIVE WITH RESPECT TO THE PRODUCTS OR ANY SERVICES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     4. Relationship of Parties.

     The parties hereto expressly understand and agree that Sales Representative is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of Sales Representative's activities, or those of its employees or agents in the performance of this Agreement. Sales Representative has no authority, right or ability to bind or commit Mentor in any way (including, without limitation, by accepting orders) or sell any Products and will not attempt to do so or imply that it may do so. Mentor is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Sales Representative, nor with Sales Representative's employment of other persons or incurring of other expenses. Except as expressly provided herein, Mentor shall have no right to exercise any control whatsoever over the activities or operations of Sales Representative.

     5. Responsibilities of Sales Representative. Sales Representative's duties hereunder are as follows:

         a. Sales Representative shall use its best efforts to successfully promote, solicit orders for and procure orders for the Products within the Territory and on a continuing basis, shall comply with good business practices and all applicable laws and regulations and shall diligently perform all other duties as mutually agreed upon herein. Sales Representative represents to Mentor that even if it represents other products, its primary efforts will be directed toward promoting, soliciting orders for and procuring orders for Mentor's Products.

         b. In its efforts, Sales Representative will use Mentor's then current names for the Products (but will not represent or imply that it is Mentor or is a part of Mentor and will obtain Mentor's prior approval of any such use) and will not add to, delete from or modify any sales or marketing documentation or forms provided by Mentor except with the prior written consent of Mentor. Sales Representative will not otherwise use or register (or make any filing with respect to) any trademark, name or other designation relevant to the subject matter of this Agreement anywhere in the world. Sales Representative will not contest anywhere in the world the use by or authorization by Mentor of any trademark, name or other designation relevant to the subject matter of this Agreement or application or registration therefor, whether during or after the term of this Agreement. Sales Representative acknowledges and agrees that all of its use of such trademarks, names or other designations shall inure to the benefit of Mentor.

         c. Sales Representative shall employ sufficient qualified employees and/or agents to assist in diligently performing all of its duties as mutually agreed upon herein and shall take advantage of technical training programs offered by Mentor for such persons at Sales Representative's expense.

         d. Sales Representative shall keep Mentor informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems, and shall communicate promptly to Mentor any and all modifications, design changes or improvements of the Products suggested by any entity or person solicited by or making inquiries of Sales Representative (a "Customer") or by any employee or agent of Sales Representative. Sales Representative further agrees that Mentor shall acquire any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Products, without the payment of any additional consideration therefore either to Sales Representative, its employees or agents, or to any Customer of Sales Representative.

         e. At Mentor's request, Sales Representative shall promptly submit to Mentor reports containing such pertinent information about Sales Representative's customers and the Products and Sales Representative's activity within the Territory. Mentor may reasonably request information concerning customers and business volumes, financial information and operating plans.

         f. Sales Representative warrants and represents that it has no intention of exporting or re-exporting outside the Territory any Products, whether for demonstration purposes or otherwise, or Proprietary Information, any part thereof or any direct product thereof, whether directly or indirectly, and understands that it may not do so under this Agreement. Sales Representative agrees not to, and not to allow, export or re-export of any Product or Proprietary Information or any part thereof or any direct product thereof directly or indirectly from the U.S. or elsewhere. Without limitation of the foregoing, Sales Representative agrees to commit no act which, directly or indirectly, would violate any United States law, regulation, or treaty or any other international treaty Agreement to which the United States adheres, relating to the export or reexport of any of the Products or associated technical data or products thereof.

         g. Sales Representative understands that Mentor is not bound to any price (whether or not on the then-current Price List) with respect to an order until it has accepted such order and Sales Representative will not imply or represent anything to the contrary to any person or entity; in any event Mentor will not be liable to Sales Representative for and Sales Representative will have no rights with respect to any price change (whether before or after acceptance of an order) or any other matter with respect to the dealings between Mentor and customers of the Sales Representative.

         h. Mentor will consign or make available to Sales Representative certain instruments and demonstration products on an as-needed basis. In no event shall Sales Representative be supplied with more than the amount of demonstration products which Mentor deems necessary hereunder in its sole discretion.

         i. During the term of this Agreement Sales Representative shall not market, directly or indirectly, in the Territory products which are competitive with the Products; nor shall Sales Representative represent or provide, either directly or indirectly, marketing services of any sort to any manufacturer or distributor of any such other competitive products. A copy of the list of products currently sold by Sales Representative, either for itself or for the account of a third party, is attached as Schedule E hereto and is true, accurate and complete. Sales Representative shall provide Mentor with thirty (30) days prior written notice of any additions it wishes to make to Schedule E.

         j. At Mentor's request, Sales Representative will provide good faith forecasts and status reports on its efforts and anticipated orders.

         k. Sales Representative agrees to hold harmless, defend and indemnify Mentor and its officers, directors, employees, agents and servants from and against any and all claims, damages and expenses, including reasonable legal fees and expenses, of whatever kind and nature, directly or indirectly, arising out of or on account of or resulting from the Sales Representative's activities (other than as authorized by Mentor), including but without limitation, any independent unauthorized representations of Sales Representative, or out of the Sales Representative's failure to comply with its obligations under this Agreement.

         l. Sales Representative agrees to forward immediately to Mentor any and all monies or remittances in any form which it may collect from customers or accounts for the purchase of Products in the Territory. All invoices in connection with the sale of the Products shall be rendered by Mentor directly to the customer. Sales Representative will not render any invoices in connection with the sale of Products hereunder. Sales Representative will assist Mentor with collections from customers as reasonably requested by Mentor.

     6. Duties of Mentor. Mentor shall have the following responsibilities during the term of this Agreement.

         a. Mentor shall provide Sales Representative, at Mentor's expense, with reasonable initial quantities of any applicable printed marketing materials for the Products. Additional materials shall be provided at the non-discounted price then on Mentor's price list therefor.

         b. Mentor shall inform Sales Representative within a reasonable time of any changes in the Products, the prices, and marketing and sale documentation.

         c. Mentor shall have no obligation whatsoever to accept any order and may reject any order at its sole discretion. Sales Representative shall have no rights under any order or agreement arising therefrom.

         d. With respect to each payment of commissions hereunder, Mentor shall provide Sales Representative with an accounting of the orders for which payment is made (which shall be limited to the invoice number, customer name, rate of commissions and charge backs for each order).

         e. Mentor agrees to indemnify, defend and hold harmless Sales Representative and its officers, directors, employees, shareholders, agents, successors and assigns from and against all claims, demands, damages, liabilities, losses, settlements, costs and expenses (including reasonable attorneys' fees) of any kind, arising in favor of any third party in connection with any actual or alleged defect in the design, manufacture, packaging or use of any Product furnished by Mentor under this Agreement; provided that Sales Representative (i) promptly notifies Mentor, in writing, of any notice or claim hereunder of which it becomes aware, (ii) permits Mentor to control the defense, settlement, adjustment or compromise of any such claim, and (iii) provides Mentor with reasonable assistance in defending, settling or compromising such claim; Mentor will not be responsible for any settlement or compromise that it does not approve in writing.

     7. Term and Termination.

     Subject to the provisions for termination as provided herein, this Agreement shall commence on the Effective Date and shall be for a term of one
(1) year, and shall be automatically renewed for successive one (1) year terms unless either of the parties hereto gives to the other party written notice of its election to terminate this Agreement at least thirty (30) days prior to the expiration of the then-current term. Nothing contained herein shall preclude Mentor's right of termination pursuant to this Section. Sales Representative understands that after termination or expiration of this Agreement, it shall have no right whatsoever to continue as a manufacturer's representative of the Products regardless of any undocumented continuation of the relationship with Mentor.

     a. Mentor may terminate this Agreement without cause at any time upon sixty
(60) days written notice to Sales Representative.

     b. Mentor may terminate this Agreement for cause immediately upon the occurrence of any of the following events:

               (1) If Sales Representative ceases to do business, or otherwise terminates its business operations or if there is a material change in control of Sales Representative; or

               (2) If Sales Representative shall fail to secure or renew any license, permit, authorization or approval for the conduct of its business in any significant country or area of the Territory, or if any such license, permit, authorization or approval is revoked or suspended; or

               (3) If Sales Representative breaches any provision of this Agreement and (except in the case of a compromise of Proprietary Information where termination shall be effective immediately upon notice) fails to fully cure such breach within thirty (30) days or such longer time as is provided herein of written notice from Mentor describing the breach; or

               (4) If Sales Representative shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Sales Representative; or

               (5) If the Revenues during any consecutive six (6) month period are less than the Base Amount for that period or if the rate of Revenues received is such that Mentor reasonably believes such Base Amount will not be timely achieved; or

               (6) If Sales Representative is dishonest in his representation of Mentor or its products, disparages Mentor or its Products, fails to follow written instructions from Mentor management, or generally engages in insubordination, as determined by Mentor in its sole discretion.

     c. Mentor may, in its sole discretion, with or without cause in accordance with the terms hereof, change, reconfigure or terminate a portion of the Territory.

     d. Mentor shall incur no liability whatsoever for any damage, loss or expense of any kind suffered or incurred by Sales Representative arising from or incident to any expiration or termination of this Agreement by Mentor which complies with the terms of the Agreement, whether or not Mentor is aware of the possibility any such damage, loss or expenses,

         e. Upon termination or expiration of this Agreement for any reason whatsoever, Sales Representative (i) shall immediately discontinue any use of the name, logotype, trademarks or slogans of Mentor and the trade names or other designations of any of the Products, (ii) shall immediately discontinue all representations or statements from which it might be inferred that any relationship exists between Mentor and Sales Representative, and (iii) will cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation of Mentor or any Product). In addition, Sales Representative shall immediately return to Mentor at Sales Representative's expense, all demonstration units, samples, instruments, catalogues and literature of Mentor then in possession of Sales Representative.

         f. Upon termination of this Agreement by either party or naturally at the end of the term:

               (1) All rights and licenses of Sales Representative and all obligations of Mentor hereunder shall terminate, except rights to payments accrued on Products sold prior to termination.

               (2) Sales Representative will immediately return to Mentor all Proprietary Information (as defined below) in Sales Representative's possession, custody or control in whatever form held (including copies or embodiments thereof relating thereto) upon termination of this Agreement, or at any time or from time to time, upon written request by Mentor.

               (3) Except as provided herein, the provisions of this Agreement shall remain in effect after termination (including, without limitation, the natural expiration hereof).

         g. Within three (3) days after termination (by expiration or otherwise) of this Agreement for any reason whatsoever. Mentor shall pay Sales Representative all commissions earned (as provided in Section 1.b. above) but not paid to Sales Representative prior to the termination date. However, it is further agreed that upon such termination, Mentor may withhold any commissions earned by the Sales Representative prior to the termination date only to the extent necessary, until:

               (1) All Deductions, Allowances or other contingencies on amounts actually collected by Mentor have been determined and applied;

               (2) Sales Representative has fully, timely and satisfactorily reconciled, accounted for and returned all Products and clinical investigative devices consigned or loaned to Sales Representative or accounts in the Territory and all other material described in Sections 7.c and 7.d(2) above; and

               (3) Mentor has credited, set-off or charged back all other amounts owed by Sales Representative to Mentor. Sales Representative's acceptance of its final commission check from Mentor shall be in full satisfaction of all amounts due to Sales

Representative hereunder and a full and complete discharge by Sales Representative of any and all liabilities of Mentor.

     8. Proprietary Information: Proprietary Rights.

         a. Sales Representative acknowledges that, in the course of performing its duties under this Agreement, it may obtain information relating to products and to Mentor which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, trade secrets, know-how, inventions, techniques, processes, schematics, data, customer lists, financial information and sales and marketing plans. Sales Representative and its employees and agents shall, at all times, both during the term of this Agreement and after its termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of its duties as expressly provided in this Agreement, nor shall Sales Representative or its employees or agents disclose any such Proprietary Information to any person without Mentor's prior written consent. Sales Representative acknowledges that any such Proprietary Information received by Sales Representative shall be received as a fiduciary of Mentor. Sales Representative shall not be bound by this Section 8.a. with respect to information Sales Representative can document (i) at the date hereof has entered or later enters the public domain as a result of no act or omission of Sales Representative or its employees or agents, or (ii) is lawfully received by Sales Representative from third parties without restriction and without breach of any duty of nondisclosure by any such third Party.

         b. Mentor and its licensors retain all right, title and interest in and to (i) all of their service marks, trademarks, tradenames or any other designations (and notwithstanding anything else herein, Sales Representative may not use Mentor's or licensor's names or any such mark or designation, even in advertising or marketing the Products, without the express written consent of Mentor) and (ii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Products.

         c. Sales Representative agrees, as a condition of the rights and licenses granted under this Agreement and except as otherwise expressly and unambiguously authorized hereunder, (i) not to remove any product identification or notices of any proprietary or copyright restrictions from the Products or any support material, and (ii) prior to disposing of any media or apparatus, to destroy completely any Proprietary Information contained therein.

     9. Liability Limitation. MENTOR WILL NOT BE LIABLE UNDER ANY SECTION OR SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, THEORY OF NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (I) INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THIS SECTION DOES NOT LIMIT MENTOR'S LIABILITY FOR BODILY INJURY OF A PERSON.

     10. Nondisparagement. The Sales Representative recognizes and acknowledges that the success of Mentor's business is largely dependent upon and attributable to the goodwill which Mentor has established with hospitals and physicians over a period of years and at great expense. Therefore, the Sales Representative agrees that it will not, during the term of this Agreement and for one (1) year thereafter, disparage Mentor, or Mentor's officers, agents, employees, products, or methods and techniques of doing business.

     11. Restrictions. In consideration of its retention by Mentor and in consideration of Proprietary Information furnished to it by Mentor so that it may perform its duties as Sales Representative, and in consideration of the investment by Mentor of considerable time, effort and money in building relationships with customers, and as a further inducement to Mentor to enter into this Agreement, the Sales Representative agrees as follows:

         a. Noncompetition. For a period of sixty (60) days after the expiration or termination of this Agreement, Sales Representative will not, within the Territory, directly or indirectly engage in the sale of products competitive with the Products (the "Competitive Products") to any entity or person to whom it sold Products on behalf of Mentor within the Territory during the twelve (12) months immediately preceding termination or expiration ("Restricted Persons"). It is agreed that solicitation or acceptance of orders for Competitive Products outside of the Territory from Restricted Persons for shipment to, delivery in or service in the Territory shall also constitute engaging in the sale of Competitive Products in violation of this Section. The Sales Representative acknowledges that Mentor distributes the Products nationwide. The territorial scope of the restriction contained in this Paragraph 11(a) shall nonetheless be restricted as aforesaid.

         b. Nonsolicitation. For a period of sixty (60) days following the expiration or termination of this Agreement, the Sales Representative will refrain from an will not, directly or indirectly, as an independent contractor, employee, consultant, agent, partner, joint venture, shareholder or otherwise, contact, solicit, divert or take away or attempt to contact, solicit, divert or take away any of the customers of Mentor which were served by the Sales Representative or whose names and/or addresses have become known to the Sales Representative during the term of this Agreement or any predecessor agreement between the parties. Further, during the one (1) year following the expiration or termination of this Agreement, Sales Representative shall not attempt to cause customers of Mentor or the manufacturer of the Products to refrain from patronizing Mentor, and will not assist others in doing so; provided however that this restriction shall not include those activities which are encompassed by the sixty (60) day restrictions described above. Further, during the one (1) year following the expiration or termination of this Agreement, the Sales Representative shall neither solicit, divert, take away or attempt to solicit, divert or take away any of the employees, sales representatives or agents of Mentor who at the time of the expiration or termination are employees, sales representatives or agents of Mentor, or who served in such capacity at any time within six (6) months prior to such expiration or termination.

         c. Extension of Time. The period of time during which the Sales Representative is prohibited from engaging in such business practices pursuant to this Paragraph shall be extended by any length of time during which the Sales Representative is in breach of this Agreement.

         d. Independent Covenants. Each restrictive covenant set forth in this Section shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of the Sales Representative against Mentor, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Mentor of such covenants.

         e. Divisibility of Covenants. If any portion of the covenants set forth in this Paragraph is held to be unreasonable, unenforceable, arbitrary or against public policy, then such portion of such covenant shall be considered divisible as to time, geographical area and prohibited activities. Mentor and the Sales Representative agree that if any court of competent jurisdiction determines the specified time period, the specified geographical area or specified prohibited activities applicable to this Section is to be unreasonable, arbitrary or against public policy, then a lesser time period, geographical area or prohibited activities which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Sales Representative. Mentor and the Sales Representative agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by Mentor.

         f. Agents of Sales Representative. Any person, firm, corporation, association or entity which Sales Representative or any sub-representatives under it shall employ, retain or engage in connection with the sale of the Products hereunder will, as a precondition of such employment, retention or engagement, execute a sub-representative agreement in a form provided by Mentor at the Sales Representative's expense. Mentor shall be a third party beneficiary of the rights and benefits of the Sales Representative under this Agreement and any such subrepresentative agreement, with a direct right to enforcement thereof, and upon termination or expiration of this Agreement for any reason whatsoever, Mentor shall have the election, at its sole discretion, to take over and assume any one or more of the sub-representative agreements which the Sales Representative may then have in effect with its subrepresentatives. The Sales Representative shall provide Mentor with a fully executed copy of all such sub-representative agreements, including the noncompetition covenants therein, and seeking damages for breach thereof, including but not limited to reasonable attorneys' fees, shall be borne by the Sales Representative. The Sales Representative shall be reimbursed for such costs to the extent of any damage recovery by Mentor. To the extent that the damages recovered exceed such costs, such damages shall be recovered by, and paid by, the Sales Representative to Mentor. In the event the Sales Representative fails to obtain such a sub-representative agreement in a form provided by Mentor from any such sub representative, the Sales Representative agrees to hold harmless, defend and indemnify Mentor from any and all losses or damages sustained by Mentor as a result of the Sales Representative's failure to obtain a fully executed sub-representative agreement in a form provided by Mentor.

         g. Notice of Offers. The Sales Representative agrees that it will immediately give Mentor written notice of any offers, whether oral or written, received by it, its officers, directors, agents or employees, during the term of its retention by Mentor, which, if accepted, would place the Sales Representative in violation of the covenants of this Section.

     12. Miscellaneous.

         a. Neither this Agreement nor any right or obligation hereunder is capable of being assigned by Sales Representative without the prior written consent of Mentor and any purported transfer or assignment will be void. Mentor may assign its rights and duties hereunder without restriction. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties' successors and assigns (whether by operation of law, merger, change of control or otherwise).

         b. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         c. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         d. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of Mentor and Sales Representative.

         e. This Agreement shall be governed by and construed under the laws of the State of California and the United States as applied to agreements among California residents entered into and to be performed entirely with California. Unless waived by Mentor in writing for the particular instance (which Mentor may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the Superior Court of the State of California for Santa Barbara County or the United States District Court for the Central District of California. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         f. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective: (i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities, or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified (Attn: President) at the address indicated for such party on the signature page hereof, or at such other address as the party may designate by ten (10) days' advanced written notice to the other party.

         g. This Agreement is the sole agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements or discussions between the parties with respect to distribution, marketing and/or service of any products of or distributed by Mentor, including that certain Independent Sales Representative Agreement dated April 1, 1998.

         h. Termination of this Agreement shall not be an exclusive remedy for breach of this Agreement and, whether or not termination is effected, all other remedies will remain available. No waiver of any remedy shall be implied by a party's actions or failure to act, unless the party to be charged with waiving a remedy explicitly agrees in writing to such waiver.

         i. Sales Representative shall bind in writing its employees who have access to Proprietary Information to hold such information in confidence and not to disclose any thereof except as expressly allowed herein.

         j. If, during the term of this Agreement, Mentor elects to utilize the services of an employee in the Territory in lieu of the services of any independent sales representative, Mentor shall first offer the position to Sales Representative provided Sales Representative has fully performed his obligations under the terms of this Agreement.

         BASIS OF BARGAIN -- EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.


                                       MENTOR CORPORATION


                                       By /s/ Adel Michael
                                         ---------------------------------------
                                         Adel Michael, Senior Vice President

                             Address:  Mentor Corporation
                                       201 Mentor Drive
                                       Santa Barbara, CA 93111


                                       TIM KAIN


                                       By /s/ TIM KAIN
                                         ---------------------------------------
                                                    (Signature)
                             Address:  39 Limerick Road
                                       Arundel, ME 04046



--------------------------
Mentor Legal Dept.

                                       13
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                                                                      SCHEDULE A

     The Territory consists of the following areas only:

                                 Zip Code Range
                                 --------------

                                  03900-04999
                                  05000-06999
                                  01000-01399
                                  01400-01718
                                  01719-01720
                                  01721-01720
                                     01730
                                  01731-01739
                                     01740
                                     01741
                                     01742
                                  01743-01751
                                     01752
                                     01753
                                     01754
                                  01755-01772
                                     01773
                                     01774
                                  01775-01778
                                  01777-01809
                                  01810-01879
                                  01880-01914
                                  01915-01930
                                  01931-01981
                                     01982
                                  01983-02112
                                  02113-02114
                                  02115-02127
                                  02128-02129
                                  02130-02137
                                  02138-02141
                                     02142
                                  02143-02145
                                  02146-02147
                                  02148-02151
                                  02152-02154
                                     02155
                                  02156-02172
                                     02173
                                  02174-02175
                                     02176
                                     02177
                                     02178
                                  02179-02799
                                  03000-03399
                                  03400-03799
                                  03800-03899
                                  02800-02999
                                  05000-05999



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                                   SCHEDULE B


I.    COMMISSION PERCENTAGES
      ----------------------


      A.  If monthly plan is not achieved:

      -   All sales up to monthly base amount: 8%
      -   All sales above monthly base amounts: 10%

      B. If monthly plan is achieved, the above stated commissions will be replaced by the following:

      -   If two Brand Groups are achieved for the month:       11% on all sales
      -   If three Brand Groups are achieved for the month:     13% on all sales
      -   If four Brand Groups are achieved for the month:      15% on all sales


II.   BASE AMOUNTS AND PRODUCT GROUP PLANS (ATTACHED)
      -----------------------------------------------




                                      -15-